UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________________

Schedule 14A

–––––––––––––––––––––––––––––––

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.        )

Filed by the Registrant	☒
Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ABVC BIOPHARMA, INC.
(Name of Registrant as Specified In Its Charter)

_________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

ABVC BIOPHARMA, INC.
44370 Old Warm Springs Blvd., Fremont, CA 94538

SUPPLEMENT DATED MARCH 25, 2024
TO PROXY STATEMENT DATED DECEMBER 29, 2023
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 16, 2024

On December 29, 2023, ABVC BioPharma, Inc. (“ABVC”, the “Company”, “we” or “us”) filed a Notice and Definitive Proxy Statement (collectively, the “Proxy Statement”) relating to its 2024 Annual Meeting of Stockholders (the “Annual Meeting”), which was held on January 16, 2024 (the “Original Meeting Date”). The Annual Meeting was adjourned, without any business being conducted, to April 16, 2024 at 9:00 PM local time in Taiwan (9:00 AM EST) due to lack of the required quorum. The Annual Meeting will be held virtually at https://us06web.zoom.us/j/82764165810.

This supplement (this “Supplement”) to the Proxy Statement amends and supplements the Proxy Statement as filed and should be read in conjunction with the Proxy Statement. The information contained in this Supplement to the Proxy Statement modifies or supersedes any inconsistent information contained in the Proxy Statement. Capitalized terms used herein and not otherwise defined have the meaning given to such terms in the Proxy Statement.

This Supplement (i) expands Proposal 3 contained in the Proxy Statement to include the shares issuable pursuant to the private transaction the Company closed with Lind on January 17, 2024, as more fully described below in this Supplement (the “Increased Issuance Proposal”), (ii) clarifies the quorum required in order for the Annual Meeting to be validly held and (iii) includes the Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Report”), as the Proxy Statement included the Annual Report on Form 10-K for the year ended December 31, 2022 and the Quarterly Report on Form 10-Q for the quarter ended September 30, 2023. The Proxy Statement stated that the presence in person or by proxy of the holders of a majority of the shares entitled to vote thereat constitutes a quorum (the “Current Quorum”). However, on March 14, 2024, the Board of Directors approved an amendment to the Company’s bylaws that reduced the quorum for shareholder meetings from the Current Quorum to thirty third and one-third (33 1/3%) of the outstanding voting securities of the Company (the “New Quorum”).

Any and all references in the Proxy Statement to the 2022 Annual Report or the Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, shall hereinafter refer to the 2023 Report.

Since the Annual Meeting was adjourned to a date that is more than 120 days after the original Record Date, the Record Date for the Annual Meeting was moved to March 8, 2024. Holders of record of the Company’s Common Stock at the close of business on March 8, 2024 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Each share of Common Stock entitles the holder thereof to one vote. As of the Record Date, there were 10,560,421 shares of Common Stock outstanding and entitled to vote.

Other than as specified in this Supplement, no other information in the Proxy Statement has been revised, supplemented, updated or amended.

Whether or not you previously voted, you must submit your vote on all four proposals being considered at the Annual Meeting by one of the alternatives described in the Proxy Statement. Your prior vote does not count towards the vote for the adjourned meeting to be held on April 16, 2024.

This Supplement does not provide all of the information that is important to your decisions in voting at the Annual Meeting. Additional information is contained in the Proxy Statement for our Annual Meeting, as well as our 2023 Report, both of which are included with this Supplement.

Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Stockholders to be Held on April 16, 2024

This Supplement, the Proxy Statement and the 2023 Report are available at www.abvcpharma.com.

PROPOSAL NO. 3 — TO AUTHORIZE, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(D), THE ISSUANCE OF SHARES OF OUR COMMON STOCK UNDERLYING CONVERTIBLE NOTES AND WARRANTS ISSUED BY US PURSUANT TO THE TERMS OF THOSE CERTAIN SECURITIES PURCHASE AGREEMENTS, DATED NOVEMBER 17, 2023 AND JANUARY 17, 2024, BY AND AMONG THE COMPANY AND LIND GLOBAL FUND II, LP (“LIND”), IN AN AMOUNT EQUAL TO OR IN EXCESS OF 20% OF OUR COMMON STOCK OUTSTANDING IMMEDIATELY PRIOR TO THE ISSUANCE OF SUCH CONVERTIBLE NOTE AND WARRANTS (INCLUDING UPON THE OPERATION OF ANTI-DILUTION PROVISIONS CONTAINED IN SUCH CONVERTIBLE PREFERRED STOCK AND WARRANTS) (THE “ISSUANCE PROPOSAL”)

Purpose

Financing Transaction

The Proxy Statement disclosed that on November 17, 2023, the Company entered into a securities purchase agreement (the “November Securities Purchase Agreement”) with Lind Global Fund II, LP (“Lind”), pursuant to which the Company issued Lind a secured, convertible note in the principal amount of $1,200,000 (the “November Offering”), for a purchase price of $1,000,000 (the “November Note”), that is convertible into shares of the Company’s common stock at a conversion price, which shall be the lesser of (i) $3.50 (the “Fixed Price”) and (ii) 90% of the average of the three lowest VWAPs (as defined in the Note) during the 20 trading days prior to conversion (“Variable Price”), subject to adjustment (the “November Note Shares”). Notwithstanding the foregoing, provided that no Event of Default (as defined in the November Note) shall have occurred, conversions under the Note shall be at the Fixed Price for the first 180 days following the closing date. Lind will also receive a 5-year, common stock purchase warrant (the “November Warrant”) to purchase up to 1,000,000 shares of the Company’s common stock at an initial exercise price of $2 per share, subject to adjustment (each, a “November Warrant Share,” together with the November Note, November Note Shares and November Warrants, the “November Securities”).

On January 17, 2024, the Company entered into another securities purchase agreement (the “January Securities Purchase Agreement,” together with the November Securities Purchase Agreement,” the “SPAs”) with Lind, pursuant to which the Company issued Lind a secured, convertible note in the principal amount of $1,000,000 (the “January Offering,” together with the November Offering, the “Lind Offerings”), for a purchase price of $8333,333 (the “January Note,” together with the November Note, the “Lind Notes”), convertible into shares of the Company’s common stock (“January Note Shares,” together with November Note Shares, the “Note Shares”) upon the same terms as the November Offering. The Company also issued Lind another 5-year, common stock purchase warrant (the “January Warrant,” together with the November Warrant, the “Lind Warrants”) to purchase up to 1,000,000 shares of the Company’s common stock at an initial exercise price of $2.00 per share, subject to adjustment (each, a “January Warrant Share,” together with the January Note, January Note Shares and January Warrants, the “January Securities”; the November Securities and January Securities are collectively referred to herein as the “Securities”). Except as otherwise described above, the terms of the November Offering and January Offering are the same.

We also agreed to seek the approval of our stockholders for the issuance of Note Shares and the shares of common stock underlying the Lind Warrants, including any additional shares of Common Stock issuable upon conversion of the Lind Notes or upon exercise of the Lind Warrants as a result of the anti-dilution adjustments discussed herein, to comply with Nasdaq Listing Rule 5635. Pursuant to the November Securities Purchase Agreement and January Securities Purchase Agreement, we were required to seek such shareholder approval on or before January 16, 2024 and April 17, 2024, respectively. However, if we don’t obtain shareholder approval at such meeting, we are required to call a meeting every four months thereafter to seek shareholder approval until the date the shareholders approve this Proposal 3.

In February 2024, the parties entered an amendment for the Lind Notes, pursuant to which the conversion price of both notes shall have a floor price of $1.00 (the “Amendment”). Additionally, the amendment requires the Company to make a cash payment to Lind if in connection with a conversion, the conversion price is deemed to be the floor price.

Reasons for the Financing Transactions

As of December 31, 2023, our cash and cash equivalents was approximately $60,155. In November 2023 and January 2024, our Board determined that it was necessary to raise additional funds for general corporate purposes.

We believe that the Lind Offerings, which yielded gross proceeds of $2.2 million, was necessary in light of our cash and funding requirements at the time. We also believe that the anti-dilution protections contained in the Lind Notes and the Lind Warrants were reasonable in light of market conditions and the size and type of the Lind Offerings and that we would not have been able to complete the sale of the Lind Notes unless such anti-dilution provisions were offered. Furthermore, the original conversion price of the Lind Notes and exercise price of the Lind Warrants, at the time of the Lind Offerings, exceeded the then-current closing price of our Common Stock, which does not require shareholder approval. Additionally, at the time of each of the Lind Offerings, our Board considered numerous alternatives to the transaction, none of which proved to be feasible or, in the opinion of our Board, would have resulted in aggregate terms equivalent to, or more favorable than, the terms obtained in the Lind Offerings.

Proposal to Approve Common Stock Issuance

Nasdaq Listing Rule 5635(d) requires us to obtain stockholder approval prior to a transaction, other than a public offering, involving the sale, issuance or potential issuance by the Company of Common Stock (or securities convertible into or exercisable for Common Stock), which equals 20% or more of the Common Stock or 20% or more of the voting power outstanding immediately prior to the issuance at a price that is less than the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement in connection with such transaction; or (ii) the average Nasdaq Official Closing Price of the Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of such binding agreement. In the case of the Lind Offerings, the 20% threshold is determined based on the shares of our Common Stock outstanding immediately preceding the execution of the respective SPA, which was signed on November 17, 2023 and January 17, 2024, respectively.

Immediately prior to the execution the November Securities Purchase Agreement, we had 7,231,940 shares of Common Stock outstanding. Therefore, the potential issuance of 1,342,857 shares of our Common Stock (342,857 November Note Shares and 1,000,000 November Warrant Shares) would have constituted approximately 18.57% of the shares of Common Stock outstanding prior to giving effect to the financing. Immediately prior to the execution the January Securities Purchase Agreement, we had 8,293,239 shares of Common Stock outstanding. Therefore, the potential issuance of 1,285,714 shares of our Common Stock (285,714 January Note Shares, based on the initial fixed conversion price of $3.50 per share, and 1,000,000 January Warrant Shares) would have constituted approximately 16% of the shares of Common Stock outstanding prior to giving effect to the financing. However, due to the potential variable conversion and exercise price of the Lind Notes and Lind Warrants, respectively, and the anti-dilution provisions of such securities, we are seeking stockholder approval under Nasdaq Listing Rule 5635(d) for the potential issuance by us of our Common Stock in excess of 2,732,102 shares, which is 20% of the total number of shares of Common Stock outstanding immediately prior to the execution of each of the SPAs, including, without limitation, as a result of the anti-dilution feature of the Lind Notes and Lind Warrants, since such provisions may reduce the per share conversion price or exercise price, as the case may be, and may result in the issuance of shares at less than the greater of market price or book value per share.

We generally have no control over whether the Lind Note holders convert their Lind Notes or whether the Lind Warrant holders exercise their Lind Warrants. For these reasons, we are unable to accurately forecast or predict with any certainty the total amount of shares of Common Stock that may be issued under the Lind Notes or Lind Warrants. Under certain circumstances, however, it is possible, that we may have to issue more than 20% of our outstanding shares of Common Stock to the Line Note and Warrant holders under the terms of the Lind Offerings. Therefore, we are seeking stockholder approval under this proposal to issue more than 20% of our outstanding shares of Common Stock, if necessary, to the Lind Note and Lind Warrant holders under the terms of the Lind Offerings.

Any transaction requiring approval by our stockholders under Nasdaq Listing Rule 5635(d) would likely result in a significant increase in the number of shares of our Common Stock outstanding, and, as a result, would likely lead to our current stockholders owning a smaller percentage of our outstanding shares of Common Stock.

Future issuances of securities in connection with the Offering, if any, may cause a significant reduction in the percentage interests of our current stockholders in voting power, any liquidation value, our book and market value, and any future earnings. Further, the issuance or resale of Common Stock issued to the Lind Note and Lind Warrant holders could cause the market price of our Common Stock to decline. In addition to the foregoing, the increase in the number of issued shares of Common Stock in connection with the Lind Offerings may have an incidental anti-takeover effect in that additional shares could be used to dilute the stock ownership of parties seeking to obtain control of us. The increased number of issued shares could discourage the possibility of, or render more difficult, certain mergers, tender offers, proxy contests or other change of control or ownership transactions.

Under the Nasdaq Listing Rules, we are not permitted (without risk of delisting) to undertake a transaction that could result in a change in control of us without seeking and obtaining separate stockholder approval. We are not required to obtain stockholder approval for the Lind Offering under Nasdaq Listing Rule 5635(b) because the Lind Note and Lind Warrant holders have agreed that, for so long as they hold any shares of our Common Stock, neither they nor any of their affiliates will acquire shares of our Common Stock which result in them and their affiliates, collectively, beneficially owning or controlling more than 4.99% (which percentage can be increased to 9.99%) of the total outstanding shares of our Common Stock.

Potential Consequences if the Issuance Proposal is Not Approved

After extensive efforts to raise capital on more favorable terms, we believed that the Lind Offerings were the only viable financing alternatives available to us at the time. If our stockholders do not approve this proposal, we will not be able to issue more than 20% of our outstanding shares of Common Stock to the Lind Note and Lind Warrant holders in connection with the Lind Offerings. As a result, we may be unable to issue sufficient shares upon conversion of the Lind Notes or exercise of the Lind Warrants. Failure to have sufficient shares for issuance upon the conversion of the Lind Notes or exercise of the Lind Warrants constitutes an Event of Default under the Lind Notes. One potential consequence of an Event of Default is that, the Company must pay Lind an amount equal to 120% of the then outstanding principal amount of the Lind Notes, in addition to any other remedies under the Lind Notes or the other documents governing the Lind Offerings.

Interests of Certain Persons

When you consider our Board’s recommendation to vote in favor of this proposal, you should be aware that our directors and executive officers and existing stockholders may have interests that may be different from, or in addition to, the interests of other of our stockholders.

Further Information

The terms of the SPAs, the Lind Notes and the Lind Warrants are only briefly summarized above. For further information, please refer to the forms of the documents, which were filed with the SEC as exhibits to our Current Report on Form 8-K filed on November 20, 2023 and January 17, 2024, and are incorporated herein by reference. The discussion herein is qualified in its entirety by reference to the filed documents.

Vote Required

Proposal No. 3 will be approved if a majority of the total votes properly cast in person or by proxy at the Meeting by the holders of Common Stock vote “FOR” the proposal.

Recommendation of the Board

The Board unanimously recommends that you vote all of your shares “FOR” the Issuance Proposal as described in this Proposal No. 3.

Additional Information

The form of proxy card (the “Original Proxy Card”) included in the Company’s original definitive proxy materials accompanying the Proxy Statement remains valid for all Proposals. There is another proxy card enclosed with this Supplement (the “Amended Proxy Card”) for your convenience. You may vote on all proposals by submitting the Amended Proxy Card enclosed with this Supplement or submitting a proxy via the Internet or by telephone by following the procedures on your Amended Proxy Card. Properly executed proxies that do not contain voting instructions for any item will be voted in accordance with the recommendations of the Board of Directors as described on the Amended Proxy Card and in this Supplement.

You must vote, even if you previously submitted a vote for the original meeting date. Votes submitted in connection with the Original Meeting Date are no longer valid and will not be counted towards a quorum or approval for the adjourned meeting, to be held on April 16, 2024.

STOCKHOLDERS ARE STRONGLY ADVISED TO READ THIS SUPPLEMENT, THE PROXY STATEMENT AND ANY OTHER RELEVANT SOLICITATION MATERIALS FILED BY ABVC WITH THE SECURITIES AND EXCHANGE COMMISSION BEFORE MAKING ANY VOTING DECISION BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION.

Where You Can Find Additional Information

This Supplement does not provide all of the information that is important to your decisions in voting at the Annual Meeting. THE COMPANY URGES SHAREHOLDERS TO READ THE PROXY STATEMENT AND THIS SUPPLEMENT, AS WELL AS OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC, BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY. Shareholders may obtain copies of these documents (when available), without charge, at the SEC’s website at www.sec.gov or by directing a request to: ABVC BioPharma, Inc., 44370 Old Warm Springs Blvd., Fremont, CA 94538, USA, Attn: Corporate Secretary.

Shareholders who have questions in regard to any aspect of the matters discussed in this Supplement or the Proxy Statement should contact Leeds Chow, our Chief Financial Officer, at info@ambrivis.com or by telephone at 562-774-2958.

Annex A

Form of Amended Proxy Card

ABVC BIOPHARMA, INC.

April 16, 2024
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 9:00 PM local time in Taiwan (9:00 AM EST)

April 16, 2024
(Record Date — March 8, 2024)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Uttam Patil, as proxy of the undersigned, with full power to appoint his substitute, and hereby authorizes him to represent and to vote all the shares of stock of ABVC BioPharma, Inc. which the undersigned is entitled to vote, as specified below on this card, at the Annual Meeting of Shareholders of ABVC BioPharma, Inc. to be held virtually on Zoom on April 16, 2024, at 9:00 PM local time in Taiwan (9:00 AM EST), and at any adjournment or postponement thereof.

To attend the virtual Meeting via Zoom, go to: https://us06web.zoom.us/j/82764165810

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.    IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS FOR EACH OF THE PROPOSALS. This proxy authorizes the above designated proxy to vote in his discretion on such other business as may properly come before the meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR ALL”
OF PROPOSAL 1 AND “FOR” PROPOSALS 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY, BEFORE 11:59 P.M. EST ON April 15, 2024, IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK

PROPOSAL 1: To re-elect the nominees listed in the Proxy Statement to the Company’s Board of Directors.

NOMINEES:

Eugene Jiang	01 ☐
Dr. T.S. Jiang	02 ☐
Dr. Tsang Ming Jiang	03 ☐
Norimi Sakamoto	04 ☐
Yen-Hsin Chou	05 ☐
Dr. Chang-Jen Jiang	06 ☐
Hsin-Hui Miao	07 ☐
Yoshinobu Odaira	08 ☐
Che-Wei Hsu	09 ☐
Shuling Jiang	10 ☐
Yu-Min (Francis) Chung	11 ☐
For All	Withhold All	For All Except
O	O	O

Annex A-1

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to each nominee you wish to withhold, as shown here:

PROPOSAL 2: To ratify the selection of WWC P.C. CPA as the Company’s independent registered public accounting firm for year ending December 31, 2024.

For	Against	Abstain
O	O	O

PROPOSAL 3: To approve of the issuance of shares of our common stock underlying convertible notes and warrants in an amount equal to or in excess of 20% of our common stock outstanding immediately prior to the issuance of such convertible note and warrants (including upon the operation of anti-dilution provisions contained in such convertible preferred stock and warrants) (the “Issuance Proposal”).

For	Against	Abstain
O	O	O

PROPOSAL 4: To approve of an increase in the number of shares authorized for issuance under the Company’s stock option plan.

For	Against	Abstain
O	O	O

Please indicate if you intend to attend this meeting ☐ YES ☐ NO

Signature of Shareholder:
Date:
Name shares held in (Please print):	Account Number (if any):
No. of Shares Entitled to Vote:	Stock Certificate Number(s):
Note:

Please sign exactly as your name or names appear in the Company’s stock transfer books. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.

If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.

If the signer is a partnership, please sign in partnership name by authorized person.

Please provide any change of address information in the spaces below in order that we may update our records:

Address:

Annex A-2